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                                                                   EXHIBIT 2.4

                                                                EXECUTION COPY



                              FOURTH AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

        THIS FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 23rd day of December, 1997, by and among MACHINE TOOL AND GEAR, INC., a Michigan corporation ("Seller"), JON C. LEBLANC, DANIEL A. LEBLANC, THOMAS P. LEBLANC, JOSEPH T. LEBLANC, and PATRICK J.
LEBLANC ("Indemnitors"), JMJ AND COMPANY, a Michigan co-partnership ("JMJ"), and NEWCOR, INC., a Delaware corporation ("Buyer").

                                    RECITALS

        A. Seller, Indemnitors, JMJ and Buyer entered into an Asset Purchase Agreement dated as of October 1, 1997, as amended by a First Amendment to Asset Purchase Agreement dated as of October __, 1997, and amended by a Second Amendment to Asset Purchase Agreement dated as of November __, 1997, and amended by a Third Amendment to Asset Purchase Agreement dated as of December 12, 1997 (the "Agreement"), but subsequently have determined that certain amendments to the Agreement are necessary and appropriate and therefore wish to amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements, representations and warranties hereinafter set forth, Buyer, Seller, Indemnitors and JMJ agree as follow:

        1. As provided by the Agreement, one of the "Excluded Assets" is a receivable owing to Seller from one or more of the Indemnitors, as may be evidenced by a note or notes (the "Excluded Receivable"). It is hereby acknowledged and agreed between Seller, Indemnitors and Buyer that is the express intent and agreement of all parties that said Excluded Receivable excluded from the sale and transfer of Assets (as defined in the Agreement) under the Agreement be limited in an aggregate amount on the Closing Date (as defined in the Agreement) to a sum not exceeding the balance outstanding as shown on Seller's financial statements as of September 30, 1997 (i.e., the sum of $563,864.69); that (a) to the extent the aggregate Excluded Receivable obligation owing to Seller from one or more of the Indemnitors, individually or in any combination, exceeds $563,864.69 on the Closing Date, and (b) to the extent there have been distributions contrary to Section 8.01(g) since September 30, 1997, the total amount of such excess under clause (a), and distributions under clause (b), shall be due and owing to Buyer, and Buyer shall offset said amount due and owing to Buyer, together with the amount of state and county transfer taxes payable in respect of real estate transferred from Seller to Buyer and premiums for title insurance policies for said properties, against any cash or note payment owing from Buyer to Seller and/or any one or more of the Indemnitors.

        2. As provided in Section 6 of the Third Amendment to Asset Purchase Agreement dated as of December 12, 1997, Seller has agreed





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to satisfy the conditions of Section 10.01 of the Agreement with respect to those two (2) Plant Properties (as defined in the Agreement) located at (a) 1065 Grant Street, Fenton, Michigan, and (b) 1021 North Shiawassee, Corunna, Michigan, prior to the Financing Date (as defined in the Agreement). Without limiting Seller's and/or Indemnitors' obligations or Buyer's rights thereunder, Seller, Indemnitors and Buyer further agree that AKT Environmental Consultants, Inc. shall be engaged, at Seller's and Indemnitors' sole cost and expense, but according to Buyer's direction and control, to complete all "Phase I" type work, "Phase II" type work and all other work necessary or advisable, in the opinion of Buyer, to prepare, file with and have approved by the appropriate state and/or federal governmental agencies and authorities having oversight of environmental matters concerning said Plant Properties located at (a) 1065 Grant Street, Fenton, Michigan, and (b) 1021 North Shiawassee, Corunna, Michigan, as well as the "Leroy Property" (as defined in the Agreement), on terms and conditions satisfactory to Buyer, baseline environmental assessments for each of said properties as promptly as possible and, in any case, no later than forty-five (45) days from the Closing Date. Buyer shall cooperate with Seller in any such filings, including, if required by statute or regulation, being a signatory to such filings. If such government agencies, pursuant to statutory or regulatory authority, require supplemental work to such work, then AKT Environmental Consultants, Inc. shall prepare and file such supplemental work as promptly as possible. All out-of-pocket costs and expenses, arising from or out of any said work or activity, shall be paid, (a) if billed or paid prior to Closing Date, solely by Indemnitors, or (b) if billed or paid after the Closing Date, by Seller and/or Indemnitors, and Seller and the Indemnitors' obligation in said respect shall be subject to claims for indemnification against the Holdback Amount or any other sum available under the Escrow Agreement; and, if said obligation is not promptly paid, Buyer may offset said obligation against any cash or note payment owing from Buyer to Seller and/or any one or more of the Indemnitors.

        3. Except as amended hereby, the Agreement is ratified and confirmed in all respects.


                    [THIS SPACE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment as of the date and year first above written.


                                        "SELLER"


                                        MACHINE TOOL AND GEAR, INC.,
                                         a Michigan corporation


                                        By:  /s/ Jon C. LeBlanc
                                             -----------------------------
                                              Jon C. LeBlanc
                                              Its:  President


                                        "BUYER"

                                        NEWCOR, INC., a Delaware corporation


                                        By:   /s/ W. John Weinhardt
                                              ----------------------------
                                              W. John Weinhardt
                                              Its:  President

                                        "INDEMNITORS"


                                        /s/ Jon C. LeBlanc
                                        ----------------------------------
                                        Name:     Jon C. LeBlanc
                                        Address:  c/o North Lakes
                                                  Manufacturing, Inc.
                                                  1021 North Shiawassee
                                                  Corunna, Michigan 48817

                                        /s/  Daniel A. LeBlanc
                                        ----------------------------------
                                        Name:     Daniel A. LeBlanc
                                        Address:  c/o North Lakes
                                                  Manufacturing, Inc.
                                                  1021 North Shiawassee
                                                  Corunna, Michigan 48817


                                        /s/  Thomas P. LeBlanc
                                        ----------------------------------
                                        Name:     Thomas P. LeBlanc
                                        Address:  c/o North Lakes
                                                  Manufacturing, Inc.
                                                  1021 North Shiawassee
                                                  Corunna, Michigan 48817
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                                "INDEMNITORS"  (continued from previous page)





                                /s/       Joseph T. LeBlanc
                                -----------------------------------
                                Name:     Joseph T. LeBlanc
                                Address:  c/o North Lakes
                                          Manufacturing, Inc.
                                          1021 North Shiawassee
                                          Corunna, Michigan 48817


                                /s/       Patrick J. LeBlanc
                                -----------------------------------
                                Name:     Patrick J. LeBlanc
                                Address:  c/o North Lakes
                                          Manufacturing, Inc.
                                          1021 North Shiawassee
                                          Corunna, Michigan 48817


                                "JMJ"
                                JMJ and Company



                                /s/ Jon LeBlanc
                                -----------------------------------
                                Name:  Jon LeBlanc
                                Partner